Exhibit 99.1

Nordstrom, Inc. Announces Pricing of Offering of Senior Notes

SEATTLE, Wash. – (December 3, 2013) – Nordstrom, Inc. (NYSE: JWN) announced today that it priced a private offering (“Private Cash Offering”) to eligible purchasers of $400 million aggregate principal amount of 5.00% Senior Notes due 2044 (the “New Notes”) at an offering price of 99.331% of the principal amount thereof. Nordstrom estimates that the net proceeds from the issuance and sale of the New Notes (after deducting the initial purchasers’ discounts and its estimated offering expenses) will be approximately $393 million. The net proceeds from the sale of the Notes will be used for general corporate purposes, including repayment or retirement of outstanding indebtedness due in 2014, financing of capital expenditures and working capital needs.

Nordstrom Inc. also announced that it expects to make private offers (the “Private Exchange Offering”) to exchange its outstanding 7.00% Senior Notes due 2038 (the “Old Notes”) for up to a maximum of $300 million aggregate principal amount of additional New Notes. It is expected that the New Notes issued pursuant to the Private Exchange Offers will comprise part of the same series as, and will be fungible for U.S. federal income tax purposes with, the New Notes sold in the Private Cash Offering.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Nordstrom, Inc. plans to offer and issue the New Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S. The Private Exchange Offering is only made, and copies of the Private Exchange Offering documents will only be made available, to a holder of Old Notes who has certified in an eligibility letter certain matters to Nordstrom, Inc., including its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or that it is a person other than a “U.S. person” as defined in Rule 902 under the Securities Act. The New Notes will be subject to restrictions on transferability and resale and may not be transferred or resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the New Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the New Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Private Cash Offering and the Private Exchange Offering are made only by, and pursuant to, the terms set forth in the related offering memoranda. Neither the Private Cash Offering nor the Private Exchange Offering are being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the leading fashion specialty retailers based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 261 stores in 35 states, including 117 full-line stores, 141 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “will,” “may,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those items described in part I, Item 1A. Risk Factors, of our Annual Report on Form 10-K for the year ended February 2, 2013. The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.